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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on (Form S-8 NO. 333-52067) pertaining to the 1997 Stock Option Plan of Spiros Development Corporation II, Inc. of our report dated March 21, 2000, with respect to the financial statements of Spiros Development Corporation II, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.



/s/ ERNST & YOUNG LLP


San Diego, California
March 23, 2000